THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENTS AS TO THE NOTE UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$131,558.22	JANUARY 15, 2008

1.               Promise to Repay.  Theater Xtreme Entertainment Group, inc., a Florida Corporation (the “Borrower”), promises to pay___________(“Lender”), or its registered assigns, the principal sum of One Hundred Thirty-One Thousand Five Hundred Fifty Eight and 22/100 Dollars ($131,558.22) together with interest thereon at the rate hereinafter specified and any and all other sums which may be due and owing to the Lender in accordance with the terms contained herein (including, without limitation, the issuance of a warrant to Lender as contemplated in Section 6 below) as repayment of the loan that the Lender has made to Borrower on the date hereof.

2. Interest.  Borrower shall pay interest from the date of this Convertible Promissory Note (this “Note”) on the principal amount outstanding from time to time at a rate per annum equal to Twenty-One percent (21%), compounded monthly. The interest shall be due on the first to occur of (i) the Maturity Date (as defined below), (ii) upon repayment of the Note in full, or (iii) on conversion of the principal amount plus accrued interest, if any, of the Note to Common Shares in Borrower (“Financing Offering”), as provided in Section 7 below.

3. Calculation of Interest.  Interest on the principal amount of this Note shall be calculated on the basis of a 360 day year factor applied to the actual days on which there exists an unpaid principal balance due under this Note.

4. Maturity.  The principal balance of this Note, together with all then unpaid and accrued interest, shall be due and payable in full on the date that is one hundred twenty (120) days from the date of this Note (the “Maturity Date”).

5. Prepayment.  The Borrower may prepay this Note, together with all then unpaid and accrued interest, in whole or in part at any time or from time to time without penalty or additional interest. Any amounts prepaid hereunder shall be applied as provided in Section 9 below.

6. Warrant.  Simultaneously with the issuance of this Note, the Borrower hereby grants to the Lender a warrant to purchase 131,558 Common Shares with an exercise price equal to Fifty Cents ($0.50) per share (the “Warrant”). The Warrant shall be in substantial form and substance as Exhibit A, attached hereto.

7. Conversion.  Lender may convert the principal balance plus accrued interest, if any, in whole or in part, into Common Shares, at its election at any time prior to payment (the “Conversion”). The conversion price for this Note shall be equal to Ten Cents ($0.10) per share.

If Lender undertakes the Conversion, Lender shall notify Borrower of the Conversion (the “Conversion Notice”) including the amount of the principal balance of the Note plus accrued interest up to, but not including, the Note Conversion Date (as defined below) to be converted.  The effective date of the Conversion shall be the date of the Conversion Notice (the “Note Conversion Date”). Any amounts so converted to Common Shares shall reduce on a dollar for dollar basis the outstanding principal balance and accrued interest, if any, of this Note.

On full conversion of the Note, Lender shall surrender this Note at Borrower’s principal executive office, or, if this Note has been lost, stolen, destroyed or mutilated, then, in the case of loss, theft or destruction, Lender shall deliver an indemnity agreement reasonably satisfactory in form and substance to Borrower or, in case of mutilation, Lender shall surrender and cancel this Note. On Conversion, Lender will be entitled to any accrued but unpaid interest on the converted principal amount of this Note which has not been converted into Common Shares as described above through the Note Conversion Date. Borrower warrants that Common Shares issuable on the Conversion will, upon Conversion, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect to issue thereof.

8.               Representations and Warranties of Lender.  To induce Borrower to accept the loan evidenced by this Note, Lender represents and warrants to Borrower as follows:

(a) Own Account.  Lender understands that the shares of Common Stock into which this Note is convertible, and the shares underlying the Warrant referred to in Section 6 have not been registered under the Act or any applicable state securities law.  If Lender acquires any such shares Lender will do so as principal for Lender’s own account and not with a view to or for distributing or reselling any such securities or any part thereof, has no present intention of distributing any of such securities in violation of the Act or any applicable state securities law and has no direct or indirect arrangement or understanding with any other person or entity to distribute or regarding the distribution of any of such securities in violation of the Act or any applicable state securities law.

(b) Borrower Status. Lender is an “accredited investor” as defined in Rule 501(a) promulgated under the Act.

(c) Experience of Borrower.  Lender has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in Borrower (including the making of the loan evidenced by this Note) and has evaluated the merits and risks of such investment.  Lender is able to bear the economic risk of an investment in this Note and such other securities of the Borrower and, at the present time, is able to afford a complete loss of such investment.

(d) Available Information.  Lender understands and acknowledges that:

(i) Lender has been given access to, and prior to the execution of this Note, performed its own due diligence investigation and has had the opportunity to ask questions of and receive answers from, Borrower (and to analyze its responses) concerning the business and operations of the Borrower and to obtain any other information that Lender requested with respect to the Borrower’s operations and Lender’s proposed loan to the Borrower in order to evaluate the investment and verify the accuracy of all information furnished to the Lender regarding the Borrower; and

(ii) Lender has been given access to and has read all of the Borrower’s SEC filings.

(e) Residence. Lender is a bona fide resident at the address indicated for Lender in Section 15.

(f) Insufficient Authorized Shares.  Lender understands that the Borrower does not have enough authorized shares of common stock to allow full Conversion of this Note and full exercise of the Warrant referred to in Section 6 while Lender is completing a currently contemplated offering of Preferred Stock and Warrants.  Consequently, Lender understands and acknowledges that Lender may not be able to obtain all such shares on Conversion or on such exercise in the absence of shareholder approval of an amendment of the Articles of Incorporation of Borrower.

9.               Payments.  Payments of interest must be made in such coin or currency of the United States of America as at the time of payment is legal tender of the payment of public and private debts. Payments received after 2:00 P.M. will be treated as being received on the next banking day If any interest is paid on this Note that is deemed to exceed the then legal maximum rate, that portion of the interest payment representing an amount in excess of the then legal maximum rate will be credited and applied to the next payment of interest due under this Note, if any, or otherwise returned to Borrower.

10.              Cure Period.  If any payment is not paid by the due date set forth herein, Lender shall notify Borrower in writing. Borrower shall have five (5) business days from the date of such notification to make full payment (the “Cure Period”).

11.               Default and Remedies.  Any failure to make any payments due under this Note when due or within the applicable Cure Period or upon the failure to comply with any other terms and provisions of this Note shall be a default under this Note and shall entitle Lender to all of the rights and remedies specified herein or otherwise available under applicable law. Upon a default, the entire unpaid principal balance of this Note, together with all accrued but unpaid interest and other sums due hereunder shall immediately become due and payable in full and Lender shall have the right to bring suit for such amount and to exercise any other remedies available. The Borrower hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices of demands in connection with the delivery, acceptance and performance of this Note.

12.               Costs of Collection.  If at any time the indebtedness evidenced by this Note is collected through legal proceedings or this Note is placed in the hands of an attorney or attorneys for collection, borrower hereby agrees to pay all reasonable costs and expenses (including attorneys’ fees) incurred by the Lender in collecting or attempting to collect such indebtedness.

13.               Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Maryland.

14.               No Waiver.  The delay or failure of Lender to exercise its rights hereunder shall not be deemed a waiver thereof. No waiver of any rights of the Lender shall be effective unless in writing and signed by Lender and any waiver of any right shall not apply to any other right or to such right in any subsequent event or circumstance not specifically included in such waiver.

15.               Notices. Any Notices or other communication required hereunder shall be deemed properly given if delivered in person or if mailed by registered or certified mail. Postage prepaid, return receipt requested to the parties at the following addresses:

If to the Borrower, to:

Theater Xtreme Entertainment Group, Inc.
250 Corporate Boulevard
Suites E&F
Newark, DE 19702
Attention: CFO
Facsimile: 312-455-1612

With a copy to:

Ballard Spahr Andrews & Ingersoll LLP
1735 Market Street
51st Floor
Philadelphia, PA 19103
Attention: Steven B. King, Esq.
Facsimile: 215-864-9961

if to Lender:

With a copy to:

IN WITNESS WHEREOF,   Borrower has caused this Note to be executed on its behalf by its duly authorized officer as of the day and year first above written.

Theater Xtreme Entertainment Group. Inc., a Florida corporation,

By:	/s/ Scott R. Oglum
Scott R. Oglum
Chairman and Chief Executive Officer